Exhibit 10.21

PURSE ENHANCEMENT AGREEMENT

This Purse Enhancement Agreement (the “Agreement” or “PEA”) is made this 13th day of August, 2008 by and between:

The NEW JERSEY SPORTS & EXPOSITION AUTHORITY (the “NJSEA”), a public body established in, but not of, the Department of Community Affairs of the State of New Jersey, and existing under, and by virtue of, the laws of the State of New Jersey and, in particular, P.L. 1971, c. 137, constituting N.J.S.A. 5:10-4, et seq., as amended and supplemented, whose address is 50 State Route 120, East Rutherford, New Jersey 07073;

The CASINO ASSOCIATION OF NEW JERSEY (the “CANJ”), a New Jersey not for profit corporation, by and through its member casinos, as more fully set forth below; and

RIH ACQUISITIONS, NJ, LLC D/B/A THE ATLANTIC CITY HILTON;

BALLY’S PARK PLACE, INC D/B/A BALLY’S ATLANTIC CITY;

MARINA DISTRICT DEVELOPMENT COMPANY, LLC, D/B/A BORGATA HOTEL CASINO & SPA;

BOARDWALK REGENCY CORPORATION D/B/A CAESARS ATLANTIC CITY;

HARRAH’S ATLANTIC CITY OPERATING COMPANY, LLC D/B/A HARRAH’S RESORT ATLANTIC CITY;

RESORTS INTERNATIONAL HOTEL INC D/B/A RESORTS ATLANTIC CITY;

SHOWBOAT ATLANTIC CITY OPERATING COMPANY, LLC D/B/A SHOWBOAT CASINO HOTEL;

ADAMAR OF NEW JERSEY, INC. D/B/A TROPICANA CASINO AND RESORT;

TRUMP PLAZA ASSOCIATES, LLC D/B/A TRUMP PLAZA HOTEL AND CASINO;

TUMP MARINA ASSOCIATES, LLC D/B/A TRUMP MARINA HOTEL AND CASINO; and

TRUMP TAJ MAHAL ASSOCIATES, LLC D/B/A TRUMP TAJ MAHAL CASINO RESORT;

(the aforementioned casinos are collectively referred to as the “Casinos” and are individually referred to herein as “Casino”); and

The CASINO REINVESTMENT DEVELOPMENT AUTHORITY (the “CRDA”), a public body established in, but not of, the Department of the Treasury of the State of New Jersey, and existing under, and by virtue of, the laws of the State of New Jersey and, in particular, P.L. 1984, c. 218, constituting N.J.S.A. 5:12-153, et seq., as amended and supplemented, whose address is 1014 Atlantic Avenue, Atlantic City, New Jersey 08401.

NJSEA and the Casinos, and each individual Casino may be individually referred to as a “Party” or collectively referred to as the “Parties.”

Recitals

A.            By that certain Grant and Donations Agreement executed by and between the NJSEA, the CRDA and the Casinos, dated in April of 2004 (the “Grant Agreement”), among other terms and conditions, the Casinos and the CRDA agreed to provide $86.0 million to the NJSEA to be used for Authorized Uses through the period ending January 1, 2009 in exchange for a prohibition against the conduct of “Casino Gaming” (as hereinafter defined) at any horseracing track in New Jersey for the same time period.

B.            NJSEA believes that without the continued infusion of funds provided under the Grant Agreement or some other funding external to the racing program to provide higher levels of purses to competing horse owners and trainers, the New Jersey horse racing industry will find it difficult to remain competitive with horse racing tracks in surrounding jurisdictions.

C.            NJSEA further believes that an inability of the New Jersey horse racing tracks to compete with similar facilities in surrounding states will continue to cause a decline in the business operations of the New Jersey horse racing tracks, a decline in the economies of the communities and regions where the tracks are located, and the loss of valuable farmland that supports the New Jersey horse racing industry. Therefore, the NJSEA believes that keeping the New Jersey horse racing tracks competitive is desirable.

D.            The Casinos continue to believe that permitting the operation of video lottery terminals or other Casino Gaming at New Jersey horse racing tracks or other locations in New Jersey outside of Atlantic City will divert customers from the Atlantic City Casinos and negatively impact all forms of revenue realized from legalized gaming in Atlantic City and detract from the unique economic generator which benefits not only Atlantic City and South Jersey, but also the entire State. Therefore, the Casinos, in the interest of maximizing revenue realized from legalized gaming in Atlantic City, and fostering an economic climate that will facilitate long term, substantial capital investment and workforce expansion in the Atlantic City gaming industry, believe that the prohibition against Casino Gaming detailed in the Grant Agreement is desirable and must continue in effect, as more fully described in this Agreement.

E.             The Casinos and the NJSEA desire to enter into this Agreement to provide the PEA Payment (as hereinafter defined) for the horseracing industry and to continue to prohibit Casino Gaming at New Jersey locations outside of Atlantic City as provided herein for the further period January 1, 2009 through and including December 31, 2011.

F.             Recently enacted legislation (the “Legislation”), P.L.2008, c.12, which shall become operative upon certification by the Chair of the Casino Control Commission (the “Commission”) to the State Treasurer that this Agreement has been executed requires that the Commission establish, by regulations supplementing P.L. 1977, c. 110 (C.5:12-l et seq.), procedures and standards to implement such Legislation (the “Regulations”).

G.            The Parties acknowledge that, in addition to the continued prohibition of Casino Gaming in New Jersey outside of Atlantic City, a significant component of the consideration for the participation of the Casinos in this Agreement is the enactment of the Legislation to provide for the deduction of certain Promotional Gaming Credits (as defined in that Legislation) from the calculation of the tax on Gross Revenue, and the Casinos’ ability to rely on the consistency of the provisions in that Legislation.

H.            The Parties further acknowledge and understand that the Governor has announced his intention to sign an Executive Order (“Executive Order”) establishing a commission or similar body (the “Governor’s Commission”), consisting of various stakeholders, to study alternatives and formulate written recommendations for the long-term stability and funding of the horseracing industry including possible state appropriations to the NJSEA for calendar years 2011, 2012 and subsequent years, with such appropriations to be repaid from future revenues received by the NJSEA over a period of years, as agreed to between the State and the NJSEA. A report to the Governor and the Legislature is anticipated to be completed on or about July 1, 2010 (the “Report on the Horseracing Industry”).

I.              The CRDA is a party to this Agreement solely for the limited purposes outlined herein.

NOW, THEREFORE, in consideration of the foregoing recitals, incorporated herein by this reference, and the mutual promises and covenants contained herein, and intending to be legally bound hereby, the Parties and the CRDA agree as follows:

1.             Obligation of the Casinos.

1.01.        In accordance with the terms and conditions of this Agreement, the Casinos shall pay to the NJSEA a total of $90 million for the benefit of the horseracing industry (the “PEA Payment”) to be used solely for the Authorized Uses as defined in Section 2.01 herein.

1.02.       Subject to the provisions of Section 4 herein, within five (5) Business Days, as defined herein, after the later of the date on which the Regulations required by the Legislation become effective and the date on which the Chair certifies to the State Treasurer that this Agreement has been executed in accordance with the Legislation, (the “Effective Date”), the Casinos shall commence making the PEA Payments in accordance with the schedule set forth below (singly referred to as an “Installment Payment” and collectively, as the “Installment Payments”):

Amount of payment	Date
$7.5 million	Effective Date
$15.0 million	November 14, 2008
$7.5 million	February 15, 2009
$7.5 million	May 15, 2009
$7.5 million	August 14, 2009
$7.5 million	November 15, 2009
$7.5 million	February 15, 2010
$7.5 million	May 15, 2010
$7.5 million	August 14, 2010
$7.5 million	November 15, 2010
$7.5 million	November 15, 2011

In the context of this Agreement, Business Days shall be defined as all days of week excluding Saturdays, Sundays and holidays.

1.03.       Each Casino shall pay its share of the PEA Payment in accordance with the annual Payment Statement (as defined in Section 3) to be prepared and provided by the CRDA as more fully described in Section 3.01 herein. Each Casino shall be solely and individually responsible for the payment of its respective share of the amounts due under this Section 1. If a Casino fails to pay its share of an Installment Payment within fifteen (15) days of its due date (“Payment Delinquency”), then the NJSEA shall deliver a “Notice of Delinquency” to all Casinos and the CRDA The remaining Casinos shall have the right, but not the obligation, to cure a Payment Delinquency. If the NJSEA does not receive the full amount of the Installment Payment within fifteen (15) days of the date of delivery of the Notice of Delinquency, the NJSEA shall have all rights and remedies available to it under law and this Agreement.

1.04.       Each Casino shall pay all of its obligations under this Agreement at such time as they shall become due and payable and manage all obligations, duties and liabilities in a manner consistent with maintaining financial integrity and honesty in the conduct of all business activities and financial affairs.

1.05.       Notwithstanding the Casinos’ payment obligations under Section 1.02 herein, if a statewide public question is voted upon by New Jersey voters in 2011 to authorize Casino Gaming at any New Jersey location outside of Atlantic City and not approved by the voters, the Installment Payment due on November 15, 2011 shall be reduced by half to $3.75 million.

1.06.        The CANJ and the Casinos shall, in good faith, work and otherwise cooperate with any Governor’s Commission created by the Executive Order.

2.             Obligations of the NJSEA.

2.01        NJSEA shall use the PEA Payment solely for the purposes of purse enhancements including an amount not to exceed four percent (4%) of purse enhancements for racetrack and horsemen employee benefits, breeders’ purses, and the establishment of off-track wagering facilities (the “Authorized Uses”). The allocation of the PEA Payment within the Authorized Uses shall be in the sole discretion of the NJSEA.

2.02        The Parties acknowledge that the Installment Payment schedule set forth in Section 1.02 of this Agreement is accelerated from the years 2009, 2010 and 2011 to assist and enable the NJSEA to fund Authorized Uses incurred prior to the receipt of each Installment Payment. NJSEA agrees that even though it may desire and determine to spend funds in excess of the PEA Payment for obligations it incurs through 2011, NJSEA shall not seek from the Casinos, and the Casinos shall not be required, directly or indirectly, to fund any amounts in addition to the PEA Payment. Therefore, NJSEA further believes that it will need another source of funding for 2011 and 2012, including possible state appropriations as may be addressed in the Report on the Horseracing Industry to be commissioned in accordance with the Executive Order.

2.03.       All Installment Payments made by the Casinos to the NJSEA shall be immediately deposited by the NJSEA into a segregated, interest-bearing account within the New Jersey Cash Management Fund, yielding interest at an annual rate that is competitive in the marketplace, with any interest accrued thereon applied solely toward Authorized Uses. The NJSEA shall maintain the segregated account for the duration of this Agreement and all funds used by the NJSEA or paid by the NJSEA to recipients shall be drawn from such account.

2.04.       In the event that any portion of the PEA Payment or interest earned thereon is not used by NJSEA for the Authorized Uses prior to 2012 for any reason, such unused funds shall be returned by NJSEA to the CRDA by January 15, 2012 for repayment within tens (10) days of CRDA’s receipt to the Casinos in accordance with the allocation formula set forth in Section 3.01 herein, or as the Casinos may otherwise agree.

2.05.       Neither the NJSEA nor any entity to which it has disbursed any portion of the PEA Payment nor any affiliate of NJSEA or any such entity shall, prior to 2012, operate, conduct, maintain or permit any Casino Gaming activity at any New Jersey race track or any other location in New Jersey other than Atlantic City. For purposes of this Agreement, “Casino Gaming” shall mean operating, conducting, or maintaining any of the following activities or games: video lottery terminals, slot machines, roulette, baccarat, blackjack, craps, big six wheel, minibaccarat, red dog, pai gow, sic bo, poker or any other “gambling game” described in or permitted by N.J.S.A. 5:12-21, as that statute or the regulations there-under may be amended from time to time.

2.06. A.           No later than ten (10) days prior to the due date for each of the second through eleventh and final Installment Payments to be made by the Casinos pursuant to Section 1.02 herein, NJSEA shall deliver to the CRDA separate certifications from NJSEA and each entity to which it has disbursed Installment Payment funds (a “Recipient Entity”) in the forms attached hereto as Forms 1A and IB and executed by the respective Chief Executive Officer and Chief Financial Officer of each (the “Pre-Installment Payment Certifications”) by which NJSEA and each such Recipient Entity shall certify, respectively: (i) the total amount of all Installment Payment funds received as of the date of the Pre-Installment Payment Certification and interest earned thereon; (ii) that all Installment Payment funds received by NJSEA and each such Recipient Entity have been disbursed to a Recipient Entity in accordance with a Recipient Agreement (as defined in Section 2.07 herein) or used solely for the Authorized Uses and indicate the amount of Installment Payment funds and the allocation of same so disbursed or used; (iii) that NJSEA and each such Recipient Entity is in compliance with and not in breach of the terms of this Agreement or its respective Recipient Agreement; and (iv) that all representations required to be made on the forms attached hereto as Forms 1A and IB are true and accurate. Notwithstanding the provisions of this subsection, the New Jersey Racing Commission (“NJRC”) shall not be required to execute, certify or otherwise provide a Pre-Installment Payment Certification.

B.            No later than May 1 of each of 2009, 2010, 2011 and 2012, NJSEA shall deliver to the CRDA separate annual reports on behalf of NJSEA and each Recipient Entity in the forms attached hereto as Forms 2A and 2B for each of the years 2008, 2009, 2010 and 2011 respectively, each prepared by an independent accounting firm licensed to do business in New Jersey (the “Annual Reports”). Each Annual Report shall, in accordance with the Forms and based upon the preparer’s review of the respective books and records of the NJSEA or Recipient Entity for the year under review, indicate the (i) total amount of all Installment Payment funds received and the interest earned thereon; and (ii) the amount of all Installment Payment funds disbursed to a Recipient Entity in accordance with a Recipient Agreement or used for each of the Authorized Uses. Notwithstanding the provisions of this subsection, no Annual Report shall be required of either any Recipient Entity with respect to a calendar year in which it has received less than One Million ($1,000,000) Dollars in Installment Payment funds or from the NJRC with respect to any calendar year.

2.07.        NJSEA shall not distribute any portion of the PEA Payment to any Recipient Entity unless and until it shall have first acknowledged receipt of a copy of this Agreement and agreed in writing to be bound by the terms and conditions hereof. Any such agreement (the “Recipient Agreement”) shall establish procedures to assure that the Recipient Entity shall comply with the Authorized Uses requirement of Section 2.01 of this Agreement and shall also contain a provision indicating that the CANJ and the Casinos are the intended third-party beneficiaries of the Recipient Agreement. The NJSEA shall also, immediately upon the execution of each Recipient Agreement, provide all Parties to this Agreement with a copy of the Recipient Agreement.

2.08.        The Parties acknowledge that CANJ seeks to timely obtain information concerning the performance of the New Jersey horse racing industry prior to and during 2008 through 2011 including: (i) live NJ racing activities: handle wagered, live attendance, racing days held, races run, horses raced and purse money paid at NJ race tracks; and (ii) NJ simulcast racing activities: handle wagered at each NJ race track venue, NJ off-track wagering venue and NJ casino venue. NJSEA, accordingly, agrees that it shall:

A.           use good faith efforts to assist CANJ to timely obtain same in a useable format from the New Jersey Racing Commission (“NJRC”) including all “seven day reports” and “monthly” or “thirty day reports” prepared for or maintained by NJRC;

B.            within a reasonable time, provide CANJ with such current information by racing day as is maintained by the appropriate official or employee at the Meadowlands Racetrack (for both standardbred and thoroughbred racing days) and the Monmouth Park Racetrack (for thoroughbred racing days) concerning races run, horses raced (including such information as is readily available as to their identity and status as a New Jersey horse) and purse money from all sources actually paid at each such racetrack with respect to not less than 20% of the approved racing days during each year from 2008 through 2011, which racing days shall be identified and agreed to each year by NJSEA and CANJ; and

C.            designate an appropriate NJSEA official to serve, subject to the authority of the NJSEA President and CEO, as the NJSEA liaison to CANJ for the purpose of providing and assisting with respect to such information.

2.09.        NJSEA shall, in good faith, work and otherwise cooperate with any Governor’s Commission created by the Executive Order, and, in particular, shall not support the drafting, introduction or passage of legislation authorizing Casino Gaming at any New Jersey location outside of Atlantic City prior to the delivery of the Report on the Horseracing Industry to the Governor and the Legislature.

3.             Obligations of the CRDA.

3.01.        The CRDA shall serve in the limited role as an administrator between the Parties. In particular, the CRDA shall calculate each Casino’s share of the Installment Payment due based on a percentage representing each Casino’s gross gaming revenue reported for the prior calendar year compared to the total gross gaming revenue reported for all Casinos for that year. The CRDA shall prepare an annual schedule (“Payment Statement”) setting forth such calculations for each year in which Installment Payments are to be made and provide a copy of same to each Casino by not later than January 15th of each such year and for the year 2008, not later than fifteen days after the execution of this Agreement. If any Casino ceases gaming operations during the course of any year in which any Installment Payment is due, the CRDA shall, within thirty (30) days of that cessation of operation, issue a revised Payment Statement reallocating the defunct Casino’s payment obligation to the Casinos remaining in operation. A copy of each such Payment Statement shall be sent to the NJSEA from the CRDA by electronic mail within five (5) days of issuance to each Casino.

3.02.        CRDA shall not be responsible for any errors in calculating the amount(s) owing to the NJSEA from the Casinos or any delay in preparing and delivering the annual Payment Statements. In the event of any such error, the CRDA shall prepare and issue a corrected annual Payment Statement to the affected Casinos. Any underpayment by a Casino shall be shall be paid by such Casino to the NJSEA within ten (10) days of its receipt of the corrected Payment Statement. Any overpayment by a Casino shall be credited by the CRDA toward such Casino’s share of the immediately succeeding Installment Payment.

3.03         Unless otherwise agreed by the Casinos, the CRDA within ten (10) days of its receipt, shall remit to the Casinos any portion of the PEA Payment and interest accrued thereon returned by the NJSEA in accordance with the Section 3.01 allocation formula or as the Casinos may otherwise agree.

3.04.        CRDA shall deliver to the CANJ a copy of each Pre-Installment Payment Certification it receives from the NJSEA within five days of its receipt thereof, and each Annual Report it receives from the NJSEA within a reasonable time thereof.

4.             Conditions to Casino Payments.

4.01.        The following conditions precedent shall be satisfied prior to each Installment Payment to the NJSEA from the Casinos under this Agreement:

A.            The Regulations required by the Legislation shall have been adopted by the Commission and become effective;

B.            The Chair of the Commission shall have certified to the State Treasurer that this Agreement has been executed in accordance with the Legislation;

C.            Each Casino shall have received from the CRDA the annual Payment Statement applicable to the Casino’s share of the Installment Payment payable as calculated pursuant to Section 3.01 herein;

D.            CANJ shall have received from the CRDA each Pre-Installment Payment Certification required from NJSEA by Section 2.06(A) herein.

E.             CANJ shall have received from the CRDA each Annual Report required from NJSEA by Section 2.06 (B) herein;

F.             The NJSEA shall not have distributed any PEA Payment funds to a Recipient Entity prior to delivery to the CANJ and each Casino of an executed copy of the Recipient Agreement between the NJSEA and the Recipient Entity; and

G.            Neither the NJSEA nor any Recipient Entity shall be in breach of its obligations under this Agreement or under the Recipient Agreements, provided, however, that a breach by a Recipient Entity, including, but not limited to, its failure to timely provide a Pre-Installment Payment Certification or Annual Report required by Section 2.06 shall not be deemed to be a breach by the NJSEA, in which event, NJSEA shall be entitled to receive the PEA Payment funds but not disburse such funds to the breaching or non- compliant Recipient Entity.

H.            No statewide public question shall have been approved by the New Jersey voters, no New Jersey legislation shall have been enacted, and no other New Jersey governmental action shall have been taken to authorize or purport to authorize Casino Gaming at any location in New Jersey other than Atlantic City; and no Casino Gaming shall have been operated, conducted or maintained at any such location.

I.              Prior to 2011, no statewide public question to authorize Casino Gaming at any location in New Jersey other than Atlantic City shall have been approved by the New Jersey legislature.

4.02.        If any of the above conditions are not satisfied as of the date any Installment Payment is due, the CANJ shall notify the NJSEA of the failed condition and the Installment Payment shall not be due until after the condition is satisfied. The Installment Payment shall then be due no later than fifteen (15) days after the NJSEA provides confirmation to the CANJ that the condition has been satisfied.

5.             Remedies.

5.01.        If NJSEA or any Recipient Entity or any affiliate of the NJSEA or Recipient Entity breaches the provisions of Section 2.05, the Casinos shall be entitled to enforcement of the provisions of Section 2.05 by specific performance, it being acknowledged by the Parties and any Recipient Entities that a breach of Section 2.05 will cause irrevocable harm to the Casinos that cannot be remedied through monetary damages; that the remedies at law available to the Casinos would be inadequate; and that it would be impossible to measure in money the damages that would accrue in the event of such a breach. In addition, NJSEA and all Recipient Entities specifically waive the defense that, in the event of a breach of Section 2.05, the Casinos would have an adequate remedy at law. The Casinos’ remedies hereunder shall not exclude any other rights or remedies.

5.02.       In the event that the conditions set forth in either Sections 4.01(H) or 4.01(I) herein are not satisfied (hereinafter, a “Triggering Event”), whether or not the Triggering Event is a result of any action of the NJSEA, then, as of the date of the Triggering Event and in addition to all other legal and equitable remedies: (a) the Casinos shall have the right to terminate the Agreement; (b) the Casinos shall not make any further Installment Payments; and (c) the NJSEA shall refund to the Casinos the portion of the PEA Payment funds paid prior to the Triggering Event (the “Refund”) in accordance with the terms and schedule below:

Date of Triggering Event	Refund

Effective Date through 2009	100%
January 1 through June 30, 2010	60%
July 1 through December 31, 2010	50%
2011	20%

The Refund shall be derived from future revenues to the NJSEA from Casino Gaming activity in New Jersey outside of Atlantic City and paid by the NJSEA in equal quarterly installments over a period not to exceed three (3) years as determined by the New Jersey State Treasurer and beginning not later than the commencement of such Casino Gaming activity. The Parties acknowledge and agree that Casino Gaming activity in New Jersey outside of Atlantic City, as described herein, must actually occur for the Casinos to receive a refund.

5.03.       In the event that, prior to 2012, any provision of the Legislation or Regulations is amended in a manner that reduces or otherwise impairs the availability or amount of the deduction for Promotional Gaming Credits (as defined in the Legislation and the Regulations) from the gross revenue taxed pursuant to N.J.S.A. 5:12-144a (as provided therein), then, as of the date of such amendment, the Casinos shall: (a) have the right to terminate the Agreement; and (b) not make any further Installment Payments.

5.04.       If any Party is in breach of any provision of this Agreement, except for a breach for which the remedy is provided in Sections 1.03 and 5.01 herein, the non-defaulting Party shall provide the defaulting Party with notice indicating the nature of the breach claimed (“Notice of Default”). The defaulting Party shall have a period of thirty (30) days from the mailing of the Notice of Default to remedy the breach identified therein. If the defaulting Party fails to remedy its breach in the time permitted, the non-defaulting Party shall be entitled to any remedies available to it at law or in equity, including the right to terminate this Agreement.

5.05.       In the event of a Payment Delinquency and subject to the provisions of Section 1.03, the NJSEA or any non-defaulting Casino or Casinos may (to the extent that it or they have suffered damages as the result of the Payment Delinquency), but shall not be obligated to, institute an action in law, in equity, or in Bankruptcy Court to collect monies owed by the defaulting Casino.

6.             General Provisions.

6.01.       Records. The NJSEA and each Recipient Entity shall maintain a full, permanent and accurate set of books and records, kept in accordance with generally accepted accounting principles, consistently applied, of all receipts, maintenance, use, and disbursements of PEA Payment funds, together with all supporting records, and shall make available to the Parties to this Agreement, during normal business hours and upon no less than thirty (30) calendar days advance notice, but not more than once per calendar year, the same. The NJSEA and each Recipient Entity shall keep, retain and preserve the aforesaid records for at least five (5) years (or such longer period of time as may be required by law) following January 1, 2012.

6.02.       Parties Bound. This Agreement is to be binding upon the Parties, the CRDA and their respective successors and assigns. The Agreement shall not be effective or binding as to any Casino until and unless all Casinos denominated as Parties hereunder have duly executed same.

6.03.       Counterparts. This Agreement may be executed in counterparts, and by facsimile if necessary (with original signatures to follow by mail), each of which shall be deemed an original, and together shall constitute one and the same instrument.

6.04.       No Waiver. The failure of any Party to insist upon the strict performance of any provisions of this Agreement, or the failure of any Party to exercise any right, option or remedy hereby reserved shall not be construed as a waiver for the future of any such provision, right, option or remedy or as a waiver of a subsequent breach thereof. The consent or approval by any Party of any act of another requiring a Party’s consent or approval shall not be construed to waive or render unnecessary the requirement for consent or approval of any subsequent similar act. The receipt by NJSEA or the making by the Casinos of any payment with knowledge of a breach of any provision of this Agreement shall not be deemed a waiver of such breach. No provision of this Agreement shall be deemed to have been waived unless such waiver shall be in writing signed by the Party to be charged.

6.05.       Notices. Every notice, demand, consent, approval, request or other communication which may be or is required to be given under this Agreement or by law shall be in writing and shall be hand delivered or sent by United States Certified or Registered Mail, postage prepaid, return receipt requested, or Overnight Mail and shall be addressed to the following addresses:

(1)                            For RIH Acquisitions, NJ, LLC and Resorts International Hotel, Inc, to: Hilton Legal Department, 3400 Pacific Avenue, Atlantic City, NJ 08401

(2)                            For Bally’s Park Place, Inc, Boardwalk Regency Corporation, Harrah’s Atlantic City Operating Company, LLC, and Showboat Atlantic City Operating Company, LLC, to: Bally’s Legal Department, Park Place and the Boardwalk, Atlantic City, NJ 08401

(3)                            For Marina District Development Company, LLC, to: Borgata Legal Department, One Borgata Way, Atlantic City, NJ 08401

(4)                            For Adamar of New Jersey, Inc., to: Tropicana Legal Department, 2831 Boardwalk, Atlantic City, NJ 08401

(5)                            For Trump Plaza Associates, LLC, Trump Marina Associates, LLC, and Trump Taj Mahal Associates, LLC, to: Robert M. Pickus, General Counsel, Trump Entertainment Resorts, Inc., 15 South Pennsylvania Avenue, Atlantic City, NJ 08401

(6)                            For the CANJ, to: Joseph A. Corbo, President, CANJ, c/o Borgata Legal Department, One Borgata Way, Atlantic City, NJ 08401

(7)                            For the CRDA, to: Casino Reinvestment Development Authority, ATTN: Executive Director, 1014 Atlantic Avenue, Atlantic City, NJ 08401

(8)                            For the NJSEA, to: New Jersey Sports and Exposition Authority, ATTN: President and CEO, Meadowlands Sports Complex, 50 Route 120, East Rutherford, NJ 07073

Any such notice shall be deemed delivered when received or refused. Any Party may designate, by similar written notice to all other Parties, any other address for such purposes. All of the Parties hereto waive personal or any other service other than as provided for in this Agreement.

6.06.       Entire Agreement. This Agreement sets forth the entire agreement between the Parties with respect to the subject matter hereof. All prior conversations or writings between the Parties or their representatives are merged herein and extinguished. This Agreement shall not be modified except by a writing signed by all Parties.

6.07.       Section Numbers and Captions. The Section numbers and captions and titles appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any Section, nor in any way affect this Agreement.

6.08.       Remedies Cumulative. The respective various rights, options, elections and remedies of the Parties contained in this Agreement shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law or equity and not expressly waived in this Agreement. All rights and remedies of the Parties may be exercised and enforced concurrently and whenever and as often as occasion thereafter arises.

6.09.       Interpretation. This Agreement shall not be construed either for or against any Party, but shall be interpreted in accordance with the general tenor of its language. Masculine or feminine pronouns shall be substituted for the neuter form and vice versa, and the plural shall be substituted for the singular form and vice versa in any place or places in this Agreement where the context requires such substitution or substitutions. The Parties also mutually agree that all of the provisions of this Agreement are to be construed as covenants and conditions as though the words importing such covenants and conditions were used in each instance.

6.10.       Waiver of Jury Trial. The Parties agree that there shall be no trial by jury of any and all issues arising in any action or proceeding between or among any of the Parties or their successors or assigns arising out of this Agreement or any of its provisions.

6.11.       Applicable Law. This Agreement shall be governed by the law of the State of New Jersey. Any actions brought to enforce any provision of this Agreement shall be filed in Superior Court, Mercer County, New Jersey. Notwithstanding anything to the contrary above, if the CANJ or any Casino decides to file an action against a Casino, said action may be filed in Superior Court, Atlantic County, New Jersey.

6.12.       Attorney Fees. If any Party at any time by reason of any default or other breach of this Agreement by another Party is compelled, or reasonably elects, to pay any sum of money or to incur any expense including reasonable attorney’s fees (including the value of in-house attorney work) to institute, prosecute or defend against any action or proceedings to enforce rights hereunder and the Party is successful in the action or proceeding or the defense thereof, then the unsuccessful Party, within thirty days of the invoice therefor, shall pay to the successful Party the amount so reasonably paid or incurred by the successful Party and interest thereon at the Interest Rate (as hereinafter defined) from the date the successful Party paid such amount until the date the unsuccessful Party so pays the successful Party.

6.13.       Interest.                If any sum due and owing under this Agreement is not paid within thirty (30) days of its due date, it shall accrue interest at the rate of one percent (1%) per month (the “Interest Rate”) of the outstanding balance from the original due date until such sum is paid in full.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the undersigned acknowledge that they have each received a copy of this Agreement, that they understand the terms herein, and that each of the Parties has executed this Agreement and affixed its corporate seal, if necessary, as of the day and year first above written.

NEW JERSEY SPORTS AND EXPOSITION AUTHORITY

By:	/s/ Dennis R. Robinson

Name:	Dennis R. Robinson

Title:	President & CEO

CASINO ASSOCIATION OF NEW JERSEY

By:	/s/ Joseph A. Corbo, Jr

Name:	Joseph A. Corbo, Jr

Title:	President

RIH ACQUISITIONS, NJ, LLC D/B/A THE ATLANTIC CITY HILTON

By:	/s/ Anthony P. Rodio

Name:	Anthony P. Rodio

Title:	Regional President

BALLY’S PARK PLACE, INC D/B/A BALLY’S ATLANTIC CITY

By:	/s/ [ILLEGIBLE]

Name:	[ILLEGIBLE]

Title:	[ILLEGIBLE]

MARINA DISTRICT DEVELOPMENT COMPANY, LLC, D/B/A BORGATA HOTEL CASINO & SPA

By:	/s/ Joseph A. Corbo, Jr.

Name:	Joseph A. Corbo, Jr.

Title:	Vice President & General Counsel

BOARDWALK REGENCY CORPORATION D/B/A CAESARS ATLANTIC CITY

By:	/s/ Daniel L. Vita

Name:	Daniel L. Vita

Title:	SVP & General Manager

HARRAH’S ATLANTIC CITY OPERATING COMPANY, LLC D/B/A A HARRAH’S RESORT ATLANTIC CITY

By:	/s/ R. Scott Barber

Name:	R. Scott Barber

Title:	SR VP & General Manager

RESORTS INTERNATIONAL HOTEL INC D/B/A RESORTS ATLANTIC CITY

By:	/s/ John Pasqualoni

Name:	John Pasqualoni

Title:	COO

SHOWBOAT ATLANTIC CITY OPERATING COMPANY, LLC D/B/A SHOWBOAT CASINO HOTEL

By:	/s/ Jay Snowden

Name:	Jay Snowden

Title:	SVP & General Manager

ADAMAR OF NEW JERSEY, INC. D/B/A TROPICANA CASINO AND RESORT

By:	/s/ Mark Giannantonio

Name:	Mark Giannantonio

Title:	President & COO

TRUMP PLAZA ASSOCIATES, LLC

By:	/s/ Robert M. Pickus

Name:	Robert M. Pickus

Title:	Vice President

TRUMP MARINA ASSOCIATES, LLC

By:	/s/ Robert M. Pickus

Name:	Robert M. Pickus

Title:	Vice President

TRUMP TAJ MAHAL ASSOCIATES, LLC

By:	/s/ Robert M. Pickus

Name:	Robert M. Pickus

Title:	Vice President

CASINO REINVESTMENT DEVELOPMENT AUTHORITY

By:	/s/ Thomas D. Carver, Esq.

Name:	Thomas D. Carver, Esq.

Title:	Executive Director

Form 1A

NEW JERSEY SPORTS & EXPOSITION AUTHORITY

PRE-INSTALLMENT PAYMENT CERTIFICATION

(circle applicable due date)

November 4, 2008	February 5, 2009	May 5, 2009	August 4, 2009

November 5, 2009	February 5, 2010	May 5, 2010	August 4, 2010

November 5, 2010	November 5, 2011

To: The Casino Reinvestment Development Authority (“CRDA”), Casino Association of New Jersey (“CANJ”) and each of the Casinos

A.           Pre-Installment Payment Certification Requirement

The New Jersey Sports & Exposition Authority (“NJSEA”) is required under Sections 2.06 and 4.01(D) of its 2008 Purse Enhancement Agreement (“Agreement”) with the CANJ and the Casinos to complete and deliver this Pre-Installment Payment Certification (“Certification”) to the CRDA no later than ten (10) days prior to the due date for, and as a condition precedent to, each Installment Payment made to the NJSEA from the Casinos. AH capitalized terms in this Certification shall have the meaning attributed to them in the Agreement unless specifically defined otherwise herein.

B.            Receipt of Installment Payment Funds:

I hereby certify that, as of the date of this Certification, the NJSEA has received from the Casinos pursuant to the Agreement:

PEA Installment Payment funds in the total amount of:	$
Interest earned on PEA funds held in interest bearing account:	$
Total	$

C.            Use of Installment Payment Funds:

I hereby certify that, as of the date of this Certification, the funds identified in Item B above have, in the amounts as set forth below, been used by the NJSEA solely for the Authorized Uses set forth in Section 2.01 of the Agreement or disbursed by the NJSEA solely to a Recipient Entity or Entities pursuant to a signed written Recipient Agreement requiring that the funds be used solely for such Authorized Uses:

1. Meadowlands Racetrack
Purse Enhancements	$
Breeder’s purses	$
Racetrack and Horseman Employee Benefits *	$
Total	$

2. Monmouth Park Racetrack
Purse Enhancements	$
Breeder’s purses	$
Racetrack and Horseman Employee Benefits*	$
Total	$

3. Disbursed pursuant to the terms of the Agreement to:
• Freehold Raceway	$
• Atlantic City Race Course	$
• Standardbred Breeders and Owners Assoc. of NJ	$
• Thoroughbred Breeders Assoc of NJ	$
• NJ Thoroughbred Horsemens’ Association (“NJTHA”)	$
• NJ Racing Comm. for the benefit of NJTHA	$
• NJ Sire Stakes

Total	$

4. Establishment of off-track wagering facilities	$
(identify with specificity)

5. Not yet disbursed or used by NJSEA	$
(retained in the segregated interest bearing account as provided for in Section 2.03 of the Agreement)

Total	$

* Section 2.01 of the Agreement requires that the collective funding for Racetrack and Horseman Employee Benefits shall not exceed four (4%) percent of the collective amount of funds applied to Purse Enhancements.

D.            Compliance with the Agreement and Recipient Agreements

I hereby certify that, as of the date of this Certification, the NJSEA has complied with and is not in breach of the terms of the Agreement or any Recipient Agreement.

E.            Certification

I hereby certify to the CRDA, CANJ and each of the Casinos that, as of the date of this Certification, all of the foregoing statements are true. I am aware that if any of the foregoing statements made by me are willfully false, I am subject to punishment.

Dennis R, Robinson, President and	Date:
Chief Executive Officer, NJSEA

Joseph Consolazio, Senior V.P. and	Date:
Chief Financial Officer, NJSEA

F.             Recipient Entity Certifications:

Sections 2.06 of the Agreement requires that NJSEA also deliver to the CRDA, together with this Certification, separate Recipient Entity Pre-Installment Payment Certifications completed by each Recipient Entity after its receipt or its use of any Installment Payment funds which it has not certified regarding its receipt and its use in a Recipient Entity Pre-Installment Payment Certification it has previously provided to NJSEA for delivery to CRDA. NJSEA shall deliver such completed Recipient Entity Pre-Installment Payment Certifications to the CRDA no later than ten (10) days prior to the due date for each Installment Payment.

Form 1B

(Name of Recipient Entity)

RECIPIENT ENTITY

PRE-INSTALLMENT PAYMENT CERTIFICATION

(circle applicable due date)

November 4, 2008	February 5, 2009	May 5, 2009	August 4, 2009

November 5, 2009	February 5, 2010	May 5, 2010	August 4, 2010

November 5, 2010	November 5, 2011

To: The New Jersey Sports & Exposition Authority (“NJSEA”), the Casino Reinvestment Development Authority (“CRDA”), Casino Association of New Jersey (“CANJ”) and each of the Casinos

A.            Installment Certification Requirement

Each entity (“Recipient Entity”) that receives funds from the NJSEA under the 2008 Purse Enhancement Agreement (“Agreement”) by and between NJSEA, the CANJ, the CRDA and the Casinos is required to timely complete and deliver this Pre-Installment Payment Certification (“Certification”) to the NJSEA. Certifications from a Recipient Entity are due on each of the dates listed above (“Due Dates”) beginning with the first Due Date after the Recipient Entity’s first receipt of any Installment Payment funds, provided, however, that no Certification shall be due on a particular Due Date if the Recipient Entity has already accounted for the use of all Installment Payment funds received by the Recipient Entity as of that Due Date in a prior Certification. All capitalized terms in this Certification shall have the meaning attributed to them in the Agreement unless specifically defined otherwise herein.

B.            Receipt of Installment Payment Funds:

I hereby certify that, as of the date of this Certification, the Recipient Entity identified above has received funds from the NJSEA pursuant to the Agreement in the following amounts:

PEA Installment Payment funds in the total amount of:	$
Interest earned on PEA funds held in interest bearing account:	$
Total	$

C.            Use of Installment Payment Funds:

I hereby certify that, as of the date of this Certification, the funds identified in Item B above have, in the amounts as set forth below, been used by the Recipient Entity solely for the Authorized Uses set forth in Section 2.01 of the Agreement and in accordance with its signed written Recipient Agreement with the NJSEA which requires that funds be used solely for such Authorized Uses:

Purse Enhancements	$

Breeder’s purses	$

Racetrack and Horseman Employee Benefits *	$

Not yet used	$

Total	$

* Section 2.01 of the Agreement requires that the collective funding for Racetrack and Horseman Employee Benefits shall not exceed four (4%) percent of the collective amount of funds applied to Purse Enhancements.

D.            Compliance with the Agreement and Recipient Agreements

I certify that, as of the date of this Certification, the Recipient Entity identified above (1) has received a copy of the Agreement; (2) has complied with all obligations, representations and warranties as are contained in the Agreement and required of the Recipient Entity; and (3) has executed, complied with and is not in breach of the Recipient Agreement as defined in Section 2.07 of the Agreement.

E.            Certification

I hereby certify to the NJSEA, CANJ and each of the Casinos that, as of the date of this Certification, all of the foregoing statements are true. I am aware that if any of the foregoing statements made by me are willfully false, I am subject to punishment.

Chief Executive Officer	Date:
CEO Name:

Chief Financial Officer	Date:
CFO Name:

Form 2A

NEW JERSEY SPORTS & EXPOSITION AUTHORITY

20   ANNUAL REPORT

(circle applicable due date)

March 31, 2009	March 31, 2010	March 31, 2011	March 31, 2012

A.  Annual Report Requirement

The New Jersey Sports & Exposition Authority (“NJSEA”) is required under Sections 2.06(B) and 4.01(E) of its 2008 Purse Enhancement Agreement (“Agreement”) with the Casino Association of New Jersey (“CANJ”) and the Casinos to deliver Annual Reports (“Annual Report”) for each of the years 2008, 2009, 2010 and 2011 to the Casino Reinvestment Development Authority (“CRDA”) no later than March 31 of each of the years 2009, 2010, 2011 and 2012 as a condition precedent to the Casinos making subsequent Installment Payments to the NJSEA.

Each Annual Report shall be prepared by an independent accounting firm licensed to do business in the State of New Jersey (“Firm”) and presented in the format below as an attachment to the Firm’s letter which shall identify it as a report completed by the Firm after its review of the books and records of the NJSEA.

Such procedures should be performed in accordance with AICPA standards for agreed upon procedures.

All capitalized terms in the Annual Report shall have the meaning attributed to them in the Agreement unless specifically defined otherwise herein.

B.            Receipt of Installment Payment Funds:

The Firm preparing this report states that, on the basis of its review of the books and records of the NJSEA, during the calendar year 2008, 2009, 2010, 2011 (circle one), NJSEA received from the Casinos pursuant to the Agreement:

PEA Installment Payment funds in the total amount of:	$
Interest earned on PEA funds held in interest bearing account:	$
Total	$

C.          Use of Installment Payment Funds:

The Firm preparing this report states that, on the basis of its review of the books and records of the NJSEA, during the calendar year 2008, 2009, 2010, 2011 (circle one), the funds identified in Item B above have been used by NJSEA or disbursed by the NJSEA to Recipient Entities in the amounts as set forth below:

1. Meadowlands Racetrack
Purse Enhancements		$
Breeder’s purses		$
Racetrack Employee Benefits		$
Total		$

2. Monmouth Park Racetrack
Purse Enhancements		$
Breeder’s purses		$
Racetrack Employee Benefits
Total		$

3. Disbursed pursuant to the terms of the Agreement to:
a.	Freehold Raceway	$
b.	Atlantic City Race Course	$
c.	Standardbred Breeders and Owners Assoc. of NJ	$
d.	Thoroughbred Breeders Assoc of NJ	$
e.	NJ Thoroughbred Horsemen’s Assoc. (“NJTHA”)	$
f.	NJ Racing Comm. for the benefit of NJTHA	$
g.	NJ Sire Stakes	$

4. Establishment of off-track wagering facilities (identify with specificity)		$

5. Net yet disbursed or used by NJSEA (retained in the segregated interest bearing account as provided for in Section 2.03 of the Agreement)		$

Total		$

Annual Report prepared by:	Date:

Form 2B

(Name of Recipient Entity)

RECIPIENT ENTITY

20   ANNUAL REPORT

(circle applicable due date)

March 31, 2009	March 31, 2010	March 31, 2011	March 31, 2012

A.         Annual Report Requirement

Each entity (“Recipient Entity”) that receives funds from the New Jersey Sports & Exposition Authority (“NJSEA”) under the 2008 Purse Enhancement Agreement (“Agreement”) by and between NJSEA, the Casino Association of New Jersey (the “CANJ”), the Casino Reinvestment Development Authority (“CRDA”) and the Casinos shall deliver Annual Reports (“Annual Report”) to the NJSEA no later than each due date listed above (“Due Dates”) beginning with the first Due Date after it first receives any Installment Payment funds. Nevertheless, no Annual Report shall be due from a Recipient Entity on a particular Due Date if it has already accounted for the use of all Installment Payment funds it has received as of that Due Date in a prior Annual Report.

Each Annual Report shall be prepared by an independent accounting firm licensed to do business in the State of New Jersey (“Firm”) and presented in the format below as an attachment to the Firm’s letter which shall identify it as a report completed by the Firm after its review of the books and records of the Recipient Entity.

Such procedures should be performed in accordance with AICPA standards for agreed upon procedures.

All capitalized terms in the Annual Report shall have the meaning attributed to them in the Agreement unless specifically defined otherwise herein.

B.          Receipt of Installment Payment Funds:

The Firm preparing this report states that, on the basis of its review of the books and records of the Recipient Entity, during the calendar year 2008, 2009, 2010, 2011 (circle one), the Recipient Entity identified above received from the NJSEA pursuant to the Agreement:

PEA Installment Payment funds in the total amount of:	$
Interest earned on PEA funds held in interest bearing account:	$
Total	$

C.         Use of Installment Payment Funds:

The Firm preparing this report states that, on the basis of its review of the books and records of the Recipient Entity, during the calendar year 2008, 2009, 2010, 2011 (circle one), the funds identified in Item B above have been used by the Recipient Entity identified above in the amounts as set forth below:

Purse Enhancements	$

Breeder’s purses	$

Racetrack and Horsemen Employee Benefits	$

Not yet used	$

Total	$

Annual Report prepared by:	Date: